                         SCHEDULE 14A (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12


                       SOMNUS MEDICAL TECHNOLOGIES, INC.
               (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                       SOMNUS MEDICAL TECHNOLOGIES, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1999

                               ----------------

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SOMNUS MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), will be held on Thursday, May 13, 1999 at 10:00 a.m. local time, at 285 North Wolfe Road, Sunnyvale, California 94086 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  1. To elect three (3) Class II directors to serve for terms of three years expiring upon the 2002 Annual Meeting of Stockholders or until their successors are elected.

  2. To approve an amendment to the Company's 1996 Stock Plan (the "Stock Plan") to increase the authorized number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to a new total of 4,350,000 shares and to approve the material terms of the Stock Plan, including but not limited to, shares limitations for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

  3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999.

  4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on March 30, 1999 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          John G. Schulte
                                          Chief Executive Officer, President
                                          and Board Member

Sunnyvale, California
April 13, 1999


                            YOUR VOTE IS IMPORTANT

 IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                       SOMNUS MEDICAL TECHNOLOGIES, INC.

                               ----------------

                         PROXY STATEMENT FOR THE 1999
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 13, 1999

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed Proxy is solicited on behalf of the Board of Directors of Somnus Medical Technologies, Inc. (the "Company" or "Somnus"), for use at the Annual Meeting of Stockholders to be held Thursday, May 13, 1999 at 10:00 a.m. local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices at 285 North Wolfe Road, Sunnyvale, CA 94086. The Company's telephone number at that location is (408) 773-9121.

  These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 1998, including financial statements, were first mailed on or about April 13, 1999 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

  Stockholders of record at the close of business on March 30, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 14,082,393 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 154 stockholders. The closing price of the Company's Common Stock on the Record Date as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market was $2.625 per share.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, CO 80215-5513 (Attention: Kim Ziegler, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

  Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

  The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-votes

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence of absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

  Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the three Class II directors, for the amendment of the Stock Plan, for the confirmation of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals

  Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Company no later than November 30, 1999 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of the Company's Common Stock as of March 30, 1999, by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

                                                          Shares    Approximate
                                                       Beneficially   Percent
Name and Address of Beneficial Owner                      Owned      Owned(1)
------------------------------------                   ------------ -----------
Medtronic Asset Management, Inc.......................  1,190,286       8.5%
 Attn: Michael Ellwein
 7000 Central Avenue NE
 Minneapolis, MN 55432-3576
Larry N. Feinberg.....................................  1,041,001       7.4%
 c/o Oracle Investment Management, Inc.
 712 Fifth Avenue
 45th Floor
 New York, NY 10019
Stuart D. Edwards (2).................................  1,003,900       7.1%
 Conway-Stuart Medical, Inc.
 735 Palomar Avenue
 Sunnyvale, CA 94086
Entities affiliated with The Travelers Companies (3)..  1,000,000       7.1%
 Attn: Don Scudder
 The Travelers Companies
 One Tower Square
 Hartford, CT 06183
INVESCO Trust Company (4).............................    990,000       7.0%
 Attn: Buck Phillips
 7800 East Union Avenue, Suite 1100
 Denver, CO 80237
HBP Associates LP ....................................    766,667       5.4%
 Attn: Howard P. Berkowitz
 888 Seventh Avenue
 New York, NY 10106
David L. Douglass (5).................................    401,146       2.8%
David B. Musket (6)...................................    234,246       1.7%
Eric N. Doelling (7)..................................    212,750       1.5%
Gary Bang (8).........................................    154,750       1.1%
Robert D. McCulloch (9)...............................     57,318         *
Robert D. Campbell (10)...............................     39,785         *
Woodrow A. Myers, Jr., M.D. (11)......................     20,646         *
Abhi Acharya (12).....................................     20,000         *
All directors and executive officers as a group (10     2,144,541      15.2%
 persons).............................................

--------
   *Less than 1 %

 (1) Applicable percentage ownership is based on 14,082,393 shares of Common Stock as of March 30, 1999, together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.
 (2) Includes options to purchase up to 200,000 shares.
 (3) Consists of 450,000 shares held by The Travelers Insurance Company, 440,000 shares held by The Travelers Indemnity Company, 60,000 shares held by The Phoenix Insurance Company and 50,000 shares held by The Travelers Life and Annuity Company.
 (4) These shares are owned by the Global Health Sciences Fund, a mutual fund company advised by INVESCO Trust Company. INVESCO Trust Company has full voting and investment authority of these shares and is therefore the beneficial owner.
 (5) Includes options to purchase up to 1,146 shares exercisable within 60 days after March 30, 1999.
 (6) Includes options to purchase up to 3,646 shares exercisable within 60 days after March 30, 1999.
 (7) Includes options to purchase up to 106,250 shares exercisable within 60 days after March 30, 1999.
 (8) Includes options to purchase up to 100,000 shares.
 (9) Includes options to purchase up to 51,250 shares exercisable within 60 days after March 30, 1999.
(10) Includes options to purchase up to 26,354 shares exercisable within 60 days after March 30, 1999.
(11) Includes options to purchase up to 18,646 shares exercisable within 60 days after March 30, 1999.
(12) Consists of options to purchase up to 20,000 shares.

Compliance with Section 16(a) Filing Requirements

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms submitted to it during the year ended December 31, 1998 (the "Last Fiscal Year"), the Company believes that, during Last Fiscal Year, Donald R. Bruce, a former officer of the Company, failed to timely file one Form 4.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Director and Nominees for Director

  Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of six persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I, three directors in Class II and two directors in Class
III. Three Class II directors are to be elected at the Annual Meeting. The Class III and Class I directors will be elected at the Company's 2000 and 2001 Annual Meetings of Stockholders, respectively. Each of the Class II directors elected at the Annual Meeting will hold office until the 2002 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

  In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

  The names of the three Class II nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class III and Class I directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

                                                                       Director
                 Name                 Age    Principal Occupation       Since
                 ----                 ---    --------------------      --------
 Nominees for Class II Directors
 Abhi Acharya, Ph.D..................  58 Independent Consultant         1999
 Gary R. Bang (1)....................  52 Independent Consultant         1999
 John G. Schulte.....................  50 Chief Executive Officer        1999
                                           and President
 Continuing Class III Directors
 Stuart D. Edwards (2)...............  53 Chief Technical Officer,       1996
                                           Conway-Stuart Medical,
                                           Inc. Chief Executive
                                           Officer and President
 Woodrow A. Myers, Jr., M.D. (2).....  45 Director, Healthcare           1997
                                           Management, Ford Motor
                                           Company
 Continuing Class I Directors
 David L. Douglass (2)...............  46 General Partner, Delphi        1996
                                           Ventures
                                           General Partner, Matrix
                                           Partners II, L.P.
 David B. Musket (1).................  40 President, Musket Research     1996
                                           Associates, Inc.

--------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

  There are no family relationships among any of directors or executive officers of the Company

Directors to be Elected at the Annual Meeting

  Abhi Acharya, Ph.D. has served as a Director of the Company since his appointment in March 1999. Dr. Acharya has over 25 years of experience in the medical device field and is currently an independent consultant. In 1998, he served as the Senior Vice President of Regulatory Affairs, Quality and Clinical Research for EndoTex Interventional Systems. From 1994 to 1997, he was Vice President of Regulatory Affairs, Quality Assurance and Clinical Research at Target Therapeutics, Inc. From 1993 to 1994, he served as the Senior Technical Advisor for Boimetric Research Institute, Inc. From 1979 to 1993, Dr. Acharya held various positions, including Director of the Division of Cardiovascular, Respiratory and Neurological Devices, Chief of Surgical Devices Branch and Chief of the Contact Lens Branch and Engineering and Physical Science Branch for the Office of Device Evaluation, Center for Devices and Radiological Health, Food and Drug Administration. Dr. Acharya holds a B.Tech in Metallurgical Engineering from the Indian Institute of Technology, and an M.S. and a Ph.D. in Biomedical Engineering from Northwestern University.

  Gary R. Bang has served as Chairman of the Board of Directors since his appointment in January 1999. Mr. Bang has over 25 years of experience in the healthcare field. From 1993 to 1997, he was President, CEO and Director of Target Therapeutics, Inc. Before joining Target, Mr. Bang worked for Baxter International for 19 years. He held various positions including President of the Pharmaseal Surgical Division, Vice President, Sales and Marketing of Baxter U.K., and President and Vice President of several medical products divisions. Mr. Bang serves on the board of Spectranetics Corp., a public cardiovascular laser company. He holds a B.A. in Economics from Northwestern University and an M.B.A. in Finance and Accounting from the University of Chicago.

  John G. Schulte has served as President, Chief Executive Officer and Director of the Company since January 1999. From 1997 through 1998, Mr. Schulte was President, Surgical Products Division of Genzyme Corporation. From 1996 to 1997, he was Senior Vice President and General Manager at Target Therapeutics, Inc. From 1992 to 1996, Mr. Schulte was President of the US Catheters and Instruments Division of C. R. Bard, Inc. Prior to that, Mr. Schulte served as President and Chief Executive Officer of Crystals Products, Inc., a start-up diagnostics firm. He is a member of the Board of Directors of Spectranetics Corporation. Mr. Schulte holds a B.A. from the College of the Holy Cross and an M.B.A. from Boston University.

Directors Whose Terms Extend Beyond the Annual Meeting

  Stuart D. Edwards is the founder of the Company and served as Chairman of the Board, Chief Executive Officer and President of the Company from its founding in January 1996 until January 1999. Since January 1999, Mr. Edwards has served as the Chief Technical Officer and as a Director of the Company. Since January 1999, he has also served as Chief Executive Officer and President of Conway-Stuart Medical, Inc., a private medical device company, which he founded. From 1992 to 1995, Mr. Edwards served as President, Chief Executive Officer and Chairman of the Board of VidaMed, Inc., a public medical device company co-founded by Mr. Edwards which develops minimally invasive surgical systems. He continues to serve as a Director of VidaMed. Mr. Edwards holds a Certificate in Mechanical Engineering from the Union of Educational Institutions in England.

  Woodrow A. Myers, Jr., M.D. has served as a Director of the Company since August 1997. Since November 1995, Dr. Myers has served as the Director, Healthcare Management, of Ford Motor Company. From August 1991 to October 1995, Dr. Myers served as Senior Vice President and Corporate Medical Director of the Associated Group. From January 1990 to July 1991 he served as the Commissioner of Health of New York City and as an Assistant Professor of Medicine at Cornell Medical College. Dr. Myers holds a B.S. in Biological Science from Stanford University, an M.D. from Harvard Medical School and an M.B.A. from Stanford University.

  David L. Douglass has served as a Director of the Company since March 1996. Since June 1990, Mr. Douglass has been a General Partner of Delphi Ventures, a venture capital firm. Since February 1986, he has also been a General Partner of Matrix Partners II, L.P., a venture capital firm. Mr. Douglass serves on the board of several private medical technology companies and VidaMed, Inc., a public company. He holds a B.A. in Political Science from Amherst College and an M.A. in Administration and Policy Analysis and an M.B.A. from Stanford University.

  David B. Musket has served as a Director of the Company since November 1996. Since August 1991, he has been President of Musket Research Associates, Inc., an investment banking firm specializing in healthcare, and of DBM Corporate Consulting Group. Since June 1996, he has also been a managing Member of ProMed Management, LLC, a money management company focusing on both public and private healthcare companies.

Vote Required

  The three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class II directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

Board Meetings, Committees and Directors Compensation

  The Board of Directors of the Company held a total of ten meetings during the fiscal year ended December 31, 1998.

  The Board of Directors has an Audit Committee and Compensation Committee. It does not have a nominating committee or committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

  The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent accountants. This Committee, which currently consists of directors Gary Bang and David Musket, held six meetings during 1998.

  The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. This Committee, which consists of directors David Douglass, Stuart Edwards and Woodrow Myers held six meetings during 1998.

Compensation of Directors

  Directors of the Company do not currently receive cash for services they provide as directors, but directors are reimbursed for reasonable expenses in connection with attendance at Board and committee meetings.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                             CERTAIN TRANSACTIONS

  In November 1998, the Company and Stuart Edwards agreed to the termination of his employment as the Company's President and Chief Executive Officer, pursuant to which Mr. Edwards was granted (1) two years of severance payments equal to his annual salary, (2) a $100,000 severance adder, (3) full vesting on his outstanding option and (4) an additional option immediately exercisable on January 1, 1999 for 100,000 shares of Common Stock at the fair market value on the date of grant. As of December 31, 1998, Mr. Edwards was indebted to the Company for short-term loans totaling, in the aggregate, $60,960, which amount is being repaid by Mr. Edwards over a two year period.

  In connection with the Company's Series B Preferred Stock financing, the Company and Market Research Associates, Inc. of which David Musket is the President, entered into an agreement whereby for each 1% of the shares actually sold in the Company's initial public offering that were purchased by investors or parties directly affiliated with investors identified by MRA in the Series B Preferred Stock financing, MRA would be granted warrants to purchase 1,000 shares of Common Stock at a price equivalent to the initial public offering price. On January 13, 1998, 5,000 of such warrants were issued, which have a five year term and are entitled to antidilution and piggyback registration rights.

  On December 28, 1998, the Company entered into a consulting agreement with Gary Bang, the Company's Chairman of the Board of Directors, whereby Mr. Bang has agreed to provide the Company with approximately 50 days of consulting per year in exchange for a monthly consulting fee of $8,333.33. Additionally, pursuant to such consulting agreement, Mr. Bang received 80,000 fully vested shares of the Company's Common Stock at the fair market value on the date of grant.

  On August 25, 1998, the Company's Board of Directors approved an amendment to reprice options outstanding under the Stock Plan with exercise prices over $7.50 per share. Holders of such options were offered the choice of retaining their existing options without amendment or accepting the amendment of their stock options. The exercise price of the amended options is $3.375 per share, which equals the fair market value of the Company's Common Stock on September 18, 1998. The principal features (including the number of shares, vesting and expiration date) of the repriced options was not affected. However, all repriced options are subject to a blackout period, pursuant to which such options may not be exercised until after September 18, 1999.

  The Company has employment agreements with certain of its officers. See "Employment Agreements."

                              EXECUTIVE OFFICERS

  The following table sets forth information as of December 31, 1998 regarding executive officers of the Company.

          Name           Age                           Position
          ----           ---                           --------
Stuart D. Edwards (1)...  53 Chairman of the Board, Chief Executive Officer and President
Robert D. McCulloch.....  37 Vice President of Finance and Chief Financial Officer
Eric N. Doelling........  40 Executive Vice President and Chief Operating Officer
Robert D. Campbell......  44 Vice President, Sales
Eve A. Conner, Ph.D.....  53 Vice President, Clinical and Regulatory Affairs

--------
(1) On January 1, 1999, John Schulte became the Company's President and Chief Executive Officer. His biographical information is listed, infra., at Proposal No. 1. Mr. Edwards remains the Company's Chief Technical Officer and a member of the Board of Directors.

  Stuart D. Edwards, biographical information, infra, at Proposal No. 1.

  Robert D. McCulloch has served as Vice President of Finance and Chief Financial Officer of the Company since August 1998. From October 1997 to August 1998, he served as Controller of the Company. From 1996 to 1997, Mr. McCulloch was Director of Accounting and Corporate Controller at Target Therapeutics, Inc. From 1991 to 1995 he served as General Accounting Manager/Business Process Manager at Anthem Electronics, Inc. He previously served eight years in public accounting with Price Waterhouse Coopers, LLP. Mr. McCulloch is a Chartered Accountant, a Certified Public Accountant, Cost and Management Accountant and holds a Bachelor of Commerce and Certificate in the Theory of Accountancy from Rhodes University.

  Eric N. Doelling has served as Executive Vice President, Chief Operating Officer of the Company since July 1996 and as a Director from November 1996 until March 1999. From 1993 until 1996, Mr. Doelling was Vice President, Manufacturing of Cardiac Pathways Corporation, a medical device company. Prior to that Mr. Doelling was Vice President of Operations for Spectranetics, Inc. Mr. Doelling holds both a B.S. and an M.B.A. from Rensselaer Polytechnic Institute.

  Robert D. Campbell has served as Vice President of Sales for the Company since June 1998. From 1997 to June 1998, Mr. Campbell was Western Regional Sales Manager, Director of Sales and VP of North American Sales for the Company. From 1995 to 1997, Mr. Campbell was a sales representative with Karl Storz Endoscopy Inc. From 1994 to 1995, he was Regional Manager for Enterprise Systems, Inc., a manufacturer of software for hospital inventory management and scheduling. From 1992 to 1994 Mr. Campbell owned and managed a business in a non-related industry. Prior to that Mr. Campbell was Vice President of Corporate Accounts for Criticare Systems, Inc., and held several sales management positions at Nellcor Puritan Bennett Inc., a developer of diagnostic and therapeutic products for respiratory disorders.

  Eve A. Conner, Ph.D. served as Vice President, Clinical and Regulatory Affairs of the Company from August 1996 to December 1998. From October 1991 to June 1996, she served as Vice President, Regulatory/ Clinical Affairs and Quality Assurance for Baxter Healthcare Corporation's Novacor Division.
Dr. Conner holds a B.A. in Biology and Chemistry from Keuka College and a Ph.D. in Pharmacology/Toxicology from the University of Minnesota.

Employment Agreements

  John Schulte. The Company has entered into an agreement relating to the employment of John Schulte whereby the Company has agreed to provide Mr. Schulte with severance benefits during the first two years of employment in the event of termination without cause consisting of 12 months continued salary, insurance benefits, bonus and option vesting. The agreement also provides that, upon an acquisition, merger or sale of a majority of the Company's assets, Mr. Schulte will receive six months continued salary, insurance benefits and bonus, and all of his outstanding stock options will fully and immediately vest.

  Eric N. Doelling. The Company has entered into an agreement relating to the employment of Eric N. Doelling whereby the Company has agreed to provide Mr. Doelling with severance benefits in the event of termination consisting of 12 months salary, reimbursement for one year of insurance coverage and vesting of all unvested stock options.

  Robert D. McCulloch. The Company has entered into an agreement relating to the employment of Robert D. McCulloch whereby the Company has agreed to provide Mr. McCulloch with severance benefits during the first two years of employment in the event of termination without cause consisting of 12 months continued salary, insurance benefits, bonus and option vesting. The agreement also provides that, upon an acquisition, merger or sale of a majority of the Company's assets, Mr. McCulloch will receive six months continues salary, insurance benefits and bonus, and all of his outstanding stock options will fully and immediately vest.

Executive Officer Compensation

  Summary Compensation Table. The following table sets forth information for the years ended December 31, 1996, 1997 and 1998 regarding the compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 (the "Named Executive Officers").

                          Summary Compensation Table

                                                              Long-Term
                                                             Compensation
                               Annual Compensation              Awards
                               ------------------------      ------------
                                                              Securities
   Name and Principal                                         Underlying       All Other
        Position          Year Salary($)      Bonus($)         Options      Compensation($)
   ------------------     ---- ----------     ---------      ------------   ---------------
Stuart D. Edwards (1) ..  1998    250,000       100,000        100,000(2)       18,019(3)
 Chief Executive Officer  1997    212,346(4)    150,000(5)     100,000(6)        4,385(7)
                          1996     61,538(8)         --             --           1,846(7)
Robert D. McCulloch (9).  1998    124,646         8,410        132,000(10)       3,423(11)
 Vice President of        1997     23,004        10,000         60,000(12)          --
 Finance and
 Chief Financial Officer
Eric N. Doelling........  1998    163,846(13)        --             --           5,138(14)
 Executive Vice           1997    152,689(15)     7,500             --           3,600(7)
 President and Chief
 Operating Officer        1996     67,308(16)        --        300,000(17)       1,731(7)
Robert D. Campbell......  1998    111,154(18)     1,327         85,000(19)      77,770(20)
 Vice President, Sales                                          25,000(21)
                          1997     29,135            --         15,000(22)      19,576(23)
Eve A. Conner, Ph.D.
 (24)...................  1998    160,000(25)        --          1,250(26)       1,365(27)
 Vice President,          1997    145,904        10,000         10,417(28)       1,298(29)
 Clinical and Regulatory
 Affairs                  1996     44,135            --         58,333(30)          --
Robert E. McNamara (31).  1998    127,885            --             --          61,565(32)
 Chief Financial Officer  1997     59,865(33)    10,000(34)    132,950(35)       1,384(7)
Donald R. Bruce (36)....  1998    123,654            --         35,000(37)      33,805(38)
 Vice President,          1997    105,000(39)    42,000(40)    125,000(41)          --
 Worldwide Sales

--------
 (1) Mr. Edwards terminated as the Company's Chief Executive Officer on
     12/31/98.
 (2) On November 12, 1998, Mr. Edwards received an option to purchase 100,000 shares of the Company's Common Stock.
 (3) Consists of $6,000 in automobile allowances and $12,019 in personal time off.
 (4) During 1997, Mr. Edwards' annual salary was $200,000 until August, when his salary was increased to $250,000.
 (5) Mr. Edwards received a bonus as compensation for his contributions to the Company during 1997, as approved by the Board of Directors in January 1998.
 (6) In August 1997, Mr. Edwards received an option to purchase 100,000 shares of the Company's Common Stock, which fully vested on November 2, 1998.
 (7) Consists of automobile allowances.
 (8) Mr. Edwards began receiving a salary from the Company in September 1996.
 (9) Mr. McCulloch was promoted to Vice President of Finance and Chief Financial Officer in August of 1998. His current annual salary is $150,000.
(10) On August 20, 1998, Mr. McCulloch received an option to purchase 132,000 shares of the Company's Common Stock.

(11) Consists of $3,423 in retroactive pay.
(12) In September 1997, Mr. McCulloch received an option to purchase 60,000 shares of the Company's Common Stock.
(13) During 1998, Mr. Doelling's annual salary was $160,000 until October, when his annual salary was increased to $185,000.
(14) Consists of $3,600 in automobile allowances and $1,538 in personal time off.
(15) During 1997, Mr. Doelling's annual salary was $140,000 until April, when his annual salary increased to $160,000.
(16) Mr. Doelling began receiving a salary from the Company in July 1996.
(17) In July 1996, Mr. Doelling received an option to purchase 300,000 shares of the Company's Common Stock.
(18) During 1998, Mr. Campbell's annual salary was $75,000 until February, then $100,000 until June, when his annual salary was increased to $130,000.
(19) In August 1998, Mr. Campbell received an option to purchase 85,000 shares of the Company's Common Stock.
(20) Consists of $6,923 in automobile allowances, $577 in retroactive pay and $70,270 in commissions.
(21) In March 1998, Mr. Campbell received an option to purchase 25,000 shares of the Company's Common Stock, which was repriced from $9.25 to $3.375 in August 1998.
(22) In August 1997, Mr. Campbell received an option to purchase 15,000 shares of the Company's Common Stock.
(23) Consists of commissions.
(24) Dr. Conner terminated her employment with the Company on 12/31/98.
(25) During 1998, Dr. Conner's annual salary was $150,000 until August, when her annual salary was increased to $160,000.
(26) In August 1998, Dr. Conner received an option to purchase 15,000 shares of the Company's Common Stock. As of her termination on 12/31/98, 1,250 shares had vested and the remaining 13,750 shares were cancelled.
(27) Consists of personal time off.
(28) In June 1997, Dr. Conner received an option to purchase 25,000 shares of the Company's Common Stock. As of her termination, 10,417 shares have vested and the remaining 14,583 shares were cancelled.
(29) Consists of personal time off.
(30) In November 1996, Dr. Conner received an option to purchase 100,000 shares of the Company's Common Stock. As of her termination, 58,333 shares have vested and the remaining 41,667 shares were cancelled.
(31) Mr. McNamara terminated his employment with the Company in July of 1998.
(32) Consists of $2,492 in automobile allowances, $13,977 in personal time off and $45,096 in severance pay.
(33) Mr. McNamara joined the Company in August 1997. His annual salary was $175,000.
(34) As a part of Mr. McNamara's employment agreement with the Company, Mr. McNamara received a 1997 bonus of $10,000, which was paid in January 1998.
(35) In August 1997, Mr. McNamara received an option to purchase 225,000 shares of the Company's Common Stock. As of his termination, 132,950 shares had vested and the remaining 92,410 shares were cancelled.
(36) Mr. Bruce terminated his employment with the Company in November 1998.
(37) In August 1998, Mr. Bruce received an option to purchase 35,000 shares of the Company's Common Stock.
(38) Consists of $9,670 in personal time off, $288 in retroactive pay and $23,846 in severance pay.
(39) Mr. Bruce joined the Company in March 1997. His annual salary was
     $140,000.
(40) As a part of Mr. Bruce's employment agreement with the Company, Mr. Bruce was eligible to receive a bonus of 30% of his base salary in March 1998 upon the attainment of certain goals and objectives.
(41) In June 1997, Mr. Bruce received an option to purchase 100,000 shares of the Company's Common Stock. In August 1997, Mr. Bruce received an option to purchase 25,000 shares of the Company's Common Stock. As of his termination, 59,896 shares had vested and the remaining 65,104 shares were cancelled.

  Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended December 31, 1998 to each of the Named Executive Officers:

                         Option Grants in Fiscal 1998

                                         Individual Grants
                         ---------------------------------------------------
                                                                             Potential Realizable Value at
                           Number of     % of Total                             Assumed Annual Rates of
                          Securities      Options                            Stock Price Appreciation for
                          Underlying     Granted to   Exercise                      Option Term(4)
                            Options     Employees in    Price     Expiration ------------------------------
Name                     Granted(#)(1) Fiscal Year(2) ($/Sh)(3)      Date          5%             10%
----                     ------------- -------------- ---------   ---------- -------------- ---------------
Stuart D. Edwards.......    100,000(5)      16.1       $3.250      06/30/01          44,994         93,683
Robert D. McCulloch.....    132,000         21.2        3.500      08/20/08         290,549        736,309
Eric N. Doelling........         --           --           --            --              --             --
Robert D. Campbell......     85,000         13.7        3.500      08/20/08         187,096        474,138
                              2,356           .4        3.375(6)   03/17/08           4,686         11,705
                             22,644          3.6        3.375(6)   03/17/08          45,038        112,500
Eve A. Conner, Ph.D.....     15,000(7)       2.4        3.500      08/20/08          33,017         83,671
Robert E. McNamara......         --           --           --            --              --             --
Donald R. Bruce.........     35,000(8)       5.6        3.500      08/20/08          77,039        195,233

--------
(1) Options were granted under the Stock Plan and generally vest over four years from the date of grant.
(2) Based on an aggregate of options to purchase 622,000 shares of the Company's Common Stock granted to employees and directors of the Company, including the Named Executive Officers for the year ended December 31, 1998.
(3) The exercise price per share of each option was, unless repriced, equal to the closing price of the Common Stock at close of market on the date of grant.
(4) The potential realization value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Common Stock of the Company on the date of the grant appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock growth.
(5) Fully vested on 1/1/99.
(6) Options repriced from $9.25 to 3.375 on September 18, 1998.
(7) As of 12/31/98, 1,250 shares had vested, and the remaining 13,750 shares were cancelled.
(8) As of 4/1/99, 6,563 shares had vested, and the remaining 28,437 shares were cancelled.

  Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. The following table sets forth the information with respect to stock option exercises during the year ended December 31, 1998, by the Named Executive Officers, and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1998.

     Aggregate Option Exercises in Fiscal 1998 and Year-End Option Values

                                                         Number of
                                                   Securities Underlying     Value of Unexercised
                           Shares                   Unexercised Options     In-the-Money Options at
                          Acquired               At December 31, 1998 (#)  December 31, 1998 ($)(1)
                            Upon        Value    ------------------------- -------------------------
Name                     Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
Stuart D. Edwards.......       --           --     150,000       50,000           --           --
Robert D. McCulloch.....       --           --      32,500      159,500           --           --
Eric N. Doelling........   25,000      197,500      75,000      112,500      217,500      326,250
Robert D. Campbell......       --           --      15,938      109,062           --           --
Eve A. Conner, Ph.D.....    6,500       15,112      63,500           --      163,908           --
Robert E. McNamara......       --           --      96,429      128,571           --           --
Donald R. Bruce.........   30,000      177,750      26,458      103,542       31,625      129,375

--------
(1) The fair market value of Somnus Medical Technologies, Inc.'s Common Stock at the close of business on December 31, 1998, was $3.00 per share.

Board Compensation Committee Report on Executive Compensation

  The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

  The Compensation Committee of the Board of Directors (the "Committee"), comprising three outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

  Compensation Philosophy. The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

  . Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

  . Motivate executives to achieve optimum performance for the Company;

  . Align the financial interest of executives and stockholders through equity-based plans;

  . Provide a total compensation program that recognizes individual contributions as well as overall business results.

  Compensation Program. The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Stock Plan. There are two major components to the Company's executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

  1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

  2. Long-Term Incentives. The Company's Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity. Consistent with this philosophy, in August 1997 the Committee granted an incentive stock option of 100,000 shares with a four year vesting period to the President and Chief Executive Officer of the Company, Mr. Stuart D. Edwards. Mr. Edwards' stock option reflected the Committee's judgment as to Mr. Edwards' personal performance as well as his role in the attainment of the Company's overall objectives.

1998 Compensation for the Chief Executive Officer

  In determining Mr. Edwards' salary for 1998, the Committee considered competitive compensation data for chairmen and chief executive officers of similar companies within the medical device and biotechnology industry, taking into account Mr. Edwards' experience and knowledge. The Committee determined that it was appropriate to increase Mr. Edwards' annual salary from $200,000 to $250,000 commencing in August 1997.

Section 162(m) of the Internal Revenue Code Limitations on Executive
Compensation

  In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended, (the "Code"). Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 1998. Grants under the Stock Plan will not be subject to the deduction limitation if the stockholders approve the Stock Plan, including the option grant limitations described below.

  Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such person, the Stock Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 450,000 shares of Common Stock. In addition, the Stock Plan provides that in connection with an employee's initial employment, the employee may be granted up to an additional 450,000 shares of Common Stock.

  The foregoing Committee Report shall not be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                          Respectfully submitted,

                                          David L. Douglass
                                          Stuart D. Edwards
                                          Woodrow A. Myers, Jr., M.D.

Stock Performance Graph

  The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market, U.S. index ("Nasdaq U.S. Index") and the Hambrecht & Quist Healthcare, Excluding Biotechnology index ("H&Q Healthcare Index") for the period beginning on November 6, 1997, the Company's first day of trading after its initial public offering, and ending on December 31, 1998.


               COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG SOMNUS MEDICAL TECHNOLOGIES, INC.
                    THE NASDAQ STOCK MARKET (U.S.) INDEX
       AND THE HAMBRECHT & QUIST HEALTHCARE-EXCLUDING BIOTECHNOLOGY INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]

                                                                  Cumulative Total Return
                             ______________________________________________________________________________________________
                             11/6/97 11/97  12/97  1/98  2/98  3/98  4/98  5/98  6/98  7/98  8/98  9/98  10/98  11/98  12/98
SOMNUS MEDICAL
 TECHNOLOGIES, INC.             100    110    121    93   86    113   114   95    78     62    36    30    30     28     29
NASDAQ STOCK MARKET (U.S.)      100    101     99   102  112    116   118  111   119    117    94   108   112    123    139
HAMBRECHT & QUIST
 HEALTHCARE-EXCLUDING
 BIOTECHNOLOGY                  100    102    105   105  115    120   123  118   122    120    99   108   113    124    128

--------
* The graph assumes that $100 was invested on November 6, 1997 in the Company's Common Stock, the Nasdaq U.S. Index and the H&Q Healthcare Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stock performance shown in the above chart for the Common Stock is historical and should not be considered indicative of future price performance. This graph was prepared by Research Data Group, Inc.

                                PROPOSAL NO. 2

                       AMENDMENT TO THE 1996 STOCK PLAN

  As of the Record Date, a total of 3,850,000 shares of Common Stock have been reserved for issuance under the Company's 1996 Stock Plan (the "Stock Plan"), and 293,881 shares were available for future grant. In March 1999, the Board of Directors authorized an amendment to the Stock Plan, subject to stockholder approval, to increase the authorized number of shares reserved for issuance thereunder by 500,000 shares, bringing the total number of shares issuable under the Stock Plan to 4,350,000.

  At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment of the Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder, and to approve the material terms of the Stock Plan, including, but not limited to, share limitations for purposes of Section 162(m) of the Code. A vote for the amendment of the Stock Plan will constitute approval of the proposed increase in the number of shares authorized for issuance under the Stock Plan and of the material terms of the Stock Plan.

  The Board of Directors believes that the amendment is necessary to enable the Company to, among other things, continue its policy of employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments. A summary of the Stock Plan is set forth below.

Summary of the Stock Plan

  General. The Company's Stock Plan was approved by the Board of Directors in March 1996 and by the stockholders in July 1996. The Stock Plan was amended and restated in August 1997. The Stock Plan authorizes the Board of Directors (the "Board"), or one or more committees which the Board may appoint from among its members, to grant options to purchase Common Stock. Options granted under the Stock Plan may be either "incentive stock options" as defined in
Section 422 of the Code, or nonstatutory stock options, as determined by the Board or a Board committee.

  Purpose. The general purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of the Company's business.

  Administration. The Stock Plan may be administered by the Board or a Board committee (together, the "Administrator"). Subject to the other provisions of the Stock Plan, the Administrator has the authority: (i) to determine the fair market value of the Company's Common Stock; (ii) to select the consultants and employees to whom the options and stock purchase rights may be granted under the Stock Plan; (iii) to determine the number of shares of Common Stock to be covered by each option and stock purchase right granted under the Stock Plan;
(iv) to approve forms of agreement for use under the Stock Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the Stock Plan, of any option or stock purchase right granted under the Stock Plan, including the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), and vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or stock purchase right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (vi) to reduce the exercise price of any option or stock purchase right to the then current fair market value if the fair market value of the Common Stock covered by such option or stock purchase right shall have declined since the date the option or stock purchase right was granted; (vii) to institute an option exchange program; (viii) to construe and interpret the terms of the Stock Plan and awards granted pursuant to the Stock Plan; (ix) to prescribe, amend and rescind rules and regulations relating to the Stock Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (x) to modify or amend each option or stock purchase right; (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or stock purchase right previously granted by the Administrator; (xii) to institute an option exchange program; and (xiii) to make all other determinations deemed necessary or advisable for administering the Stock Plan.

  Eligibility. The Stock Plan provides that options and rights may be granted to the Company's employees and independent contractors. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

  Performance-Based Compensation Limitations. No employee shall be granted, in any fiscal year of the Company, options to purchase more than 450,000 shares of Common Stock. The Stock Plan also provides that in connection with an employee's initial employment, the employee may be granted an additional 450,000 shares of Common Stock. The foregoing limitation, which shall be adjusted proportionately in connection with any change in the Company's capitalization, is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Code. In the event that the Administrator determines that such limitation is not required to qualify options as performance-based compensation, the Administrator may modify or eliminate such limitation.

  Terms and Conditions of Options. Each option granted under the Stock Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

    (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock on the date of the grant. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the mean of the high bid and high ask prices on the last market trading day prior to the date the option is granted.

    (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, consideration received by the Company under a formal cashless exercise program adopted by the Company, a reduction in the amount of any Company liability to the Optionee, or by a combination thereof.

    (c) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Stock Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant. Generally, all options granted under the Stock Plan vest 25% annually, starting one year from the vesting commencement date.

    (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or permanent disability), then all options held by such optionee under the Stock Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed ninety days after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration of the date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment or consulting relationship.

    (e) Permanent Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the Stock Plan shall expire upon the earlier of
  (i) 12 months after the date of termination of the optionee's employment or
  (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

    (f) Death. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) 12 months after the optionee's death or (ii) the expiration date of the option. The executors or other legal representative of the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

    (g) Termination of Options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No options may be exercised by any person after the expiration of its term.

    (h) Nontransferability of Options. Unless determined otherwise by the Administrator, during an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

    (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory stock options.

    (j) Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Board or Committee.

  Adjustment Upon Changes in Capitalization, Corporate Transactions. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any option or right outstanding under the Stock Plan, and the exercise price of any such outstanding option or right. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option and right shall be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, then the exercisability of all outstanding options and rights shall be automatically accelerated.

  Amendment, Suspensions and Termination of the Stock Plan. The Board may amend, suspend or terminate the Stock Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act or
Section 422 of the Code, or any similar rule or statute. In any event, the Stock Plan will terminate automatically in March 2006.

  Federal Tax Information. Options granted under the Stock Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

  An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

  All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

  Stock purchase rights are taxed in substantially the same manner as nonstatutory stock options.

  The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Vote Required

  The approval of the amendment of the Stock Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the annual meeting.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE 1996 STOCK PLAN SET FORTH HEREIN.

                                PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements annually since the Company's inception in 1996. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                            THE BOARD OF DIRECTORS

Sunnyvale, California
April 13, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       SOMNUS MEDICAL TECHNOLOGIES, INC.
                      1999 ANNUAL MEETING OF STOCKHOLDERS

  The undersigned stockholder of Somnus Medical Technologies, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 13, 1999 and hereby appoints John G. Schulte and Robert McCulloch or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1999 Annual Meeting of Stockholders of Somnus Medical Technologies, Inc. to be held on May 13, 1999 at 10:00 a.m., local time, at the Company's principal executive offices located at 285 North Wolfe Road, Sunnyvale, California 94086 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. Election of Class II Directors

   [_] FOR    [_] WITHHOLD
   NOMINEES:  GARY R. BANG    JOHN G. SCHULTE    ABHI ACHARYA, PH.D.

  THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY STRIKING OUT ABOVE.

2. To approve an amendment to the Company's 1996 Stock Plan (the "Stock Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to a new total of 4,350,000 shares and to approve the material terms of the Stock Plan, including but not limited to, share limitations for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

      [_] FOR                     [_] WITHHOLD                                       [_] ABSTAIN

3. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

   [_] FOR    [_] WITHHOLD

                                SEE REVERSE SIDE
  THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE THREE NOMINATED CLASS II DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 STOCK PLAN; (3) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

  PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                           DATE:________________________ , 1999


                                           ------------------------------------
                                                       SIGNATURE(S)


                                           ------------------------------------
  NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.
                                                       SIGNATURE(S)